Exhibit 99.2

ASIA EQUITY EXCHANGE GROUP, INC.

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

The following unaudited pro forma condensed combined financial statements give effect to the reverse merger transaction (the “Transaction”) between Asia Equity Exchange Group, Inc. (the “Company”, “we”, “us”, “our”) and Asia Equity Exchange Group Co., Ltd., a company incorporated pursuant to the laws of Samoa (“AEEGCL”).

Pro Forma

Balance Sheet - Unaudited

December 31, 2015

	Asia Equity	Asia Equity Exchange	Proforma	Proforma	Proforma
	Exchange Group Inc.	Group Co, Ltd..	Adjustments	Adjustments	As
	December 31, 2015	December 31, 2015	(a)	(b)	Adjusted
ASSETS
Current Assets
Cash and cash equivalents	$-	$22,655	$-	$-	$22,655
Prepaid expenses	5,833	23,298			29,131
Amount due from a related party	-	14,284		(14,284)	-
Total Current Assets	5,833	60,237	-	-	51,786

Property and equipment, net	-	18,202			18,202
TOTAL ASSETS	$5,833	$78,439	$-	$-	$69,988

LIABILITIES AND STOCKHOLDERS’ EQUITY (DEFICIT)
Current Liabilities
Accounts payable and accrued liabilities	$1,056	$-	$	$	$1,056
Amount due to a related party	14,408	-		(14,284)	124
Income tax payable	-	5,675			5,675
Other payables	-	69,466			69,466
Total Current Liabilities	15,464	75,141	-	-	76,321

TOTAL LIABILITIES	15,464	75,141	-	-	76,321

STOCKHOLDERS’ EQUITY (DEFICIT)
Preferred stock, 1,000,000 shares authorized; par value $0.001, none issued and outstanding	-	-	-	-	-
Common stock, 3,000,000,000 shares authorized; par value $0.001, 146,000,000 shares outstanding and 1,146,000,000 shares issued and outstanding, as adjusted.	1,146,000	-			1,146,000
1,000,000,000 shares authorized, par value $0.00001, 1,000,000,000 shares issued and outstanding as of December 31, 2015, and none issued and outstanding, as adjusted.		10,000	(10,000)		-
Subscription receivable	-	(10,000)	10,000		-
Capital deficiency	(1,023,713)	-	(131,918)		(1,155,631)
Retained Earnings (Deficit)	(131,918)	5,280	131,918		5,280
Accumulated other comprehensive loss		(1,982)			(1,982)
Total Stockholders’ Equity (Deficit)	(9,631)	3,298	-	-	(6,333)
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY (DEFICIT)	$5,833	$78,439	$-	$-	$69,988

Pro Forma

Statement of Operations - Unaudited

December 31, 2015

	Aisa Equity	Asia Equity Exchange
	Exchange Group Inc.	Group Co. Ltd.	Pro forma
	January 1, 2015 to	May 29, 2015 to	Adjustments	Pro forma
	December 31, 2015	December 31, 2015	(a)	As Adjusted

Revenue	$-	$242,512	$-	$242,512
Gist of sales	-	908	-	908
Gross Profit	-	241,604	-	241,604

Operating Expenses
General and administrative	293	231,462	(293)	231,462
Professional fees	50,018	-	(50,018)	-
Total Operating Expenses	50,311	231,462	(50,311)	231,462

Income (loss) from operations	(50,311)	10,142	50,311	10,142

Other income (loss)	-	-	-	-

Provision for income taxes	-	(4,862)	-	(4,862)

Net Income (loss)	$(50,311)	$5,280	$50,311	$5,280

Other comprehensive income (loss), net of tax
Exchange differences on translating foreign operations	-	(1,982)	-	(1,982)

Total comprehensive income for the period	$(50,311)	$3,298	$50,311	$3,298

Basic and diluted net income (loss) per common share	$(0.00)			$0.00

Weighted average number of common shares outstanding - basic and diluted	146,000,000			1,146,000,000

ASIA EQUITY EXCHANGE GROUP, INC.

NOTES TO THE UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

(Unaudited)

On November 30, 2015, the Company entered into a share exchange agreement (the “Exchange Agreement”) with Asian Equity Exchange Group Co., Ltd. (“AEEGCL”). Pursuant to the Exchange Agreement, the Company agreed to issue one billion (1,000,000,000) restricted common shares of the Company to the owners of AEEGCL, which shall represent approximately 87% of the issued and outstanding common stock of the Company immediately after the Closing, in exchange for 100% of the shares and assets of AEEGCL (the “Share Exchange”). As a result of the Share Exchange, AEEGCL will become a wholly owned subsidiary (the “Subsidiary”) of the Company (the “Parent”) and there will be a change of control of the Company following the closing. There were no warrants, options or other equity instruments issued in connection with the share exchange agreement.

1. BASIS OF PRO FORMA PRESENTATION

The unaudited pro forma condensed combined balance sheets have been derived from the historical December 31, 2015 balance sheet of the Company after giving effect to the merger with AEEGCL. The pro forma balance sheet and statement of operations presents this transaction as if they had been consummated as of December 31, 2015 as required under Article 11 of Regulation S-X.

Historical financial information has been adjusted in the pro forma balance sheet to pro forma events that are: (1) directly attributable to the Share Exchange; (2) factually supportable; and (3) expected to have a continuing impact on the Company’s results of operations. This merger will be treated as a reverse acquisition, and therefore AEEGCL is treated as the accounting acquirer, such that the financial statements of AEEGCL immediately after the merger will become those of the Company. The pro forma adjustments presented in the pro forma condensed combined balance sheet and statement of operations are described in Note 2— Pro Forma Adjustments.

2. PRO FORMA ADJUSTMENTS

The adjustments included in the pro forma balance sheet and statement of operations are as follows:

(a)	To eliminate the accumulated loss of Asia Equity Exchange Group, Inc. incurred before the reverse acquisition.

(b)	To eliminate the current accounts with the same related party.